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                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 33-09117, 33-24517, 33-44397, 33-58108, 33-73584, 33-86968,
333-19015, 333-35025, 333-68753, 333-69993, 333-33538 and 333-33832) pertaining to the 1992 Stock Option Plan, 1992 Restricted Stock Plan, Employee Stock Purchase Plan, 1986 Stock Option Plan, the Adaptive Broadband Tax-deferred Savings and Deferred Profit Sharing Plan, the Non-Qualified Stock Option Agreement between California Microwave, Inc. and Frederick Lawrence dated effective as of July 16, 1997, and the Supplemental Executive Deferred Compensation Plan of our report dated July 21, 2000, with respect to the consolidated financial statements of Adaptive Broadband Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 2000.

   Our audits also included the financial statement schedule of Adaptive Broadband Corporation listed in Item 14(a)(ii). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Palo Alto, California
August 28, 2000